EXECUTION VERSION

                   TEMPLE-INLAND INC. REMARKETING AGREEMENT


          REMARKETING AGREEMENT, dated as of February 14, 2005 (this "Agreement") by and between TEMPLE-INLAND INC., a Delaware corporation (the "Company"), JPMORGAN CHASE BANK, N.A., not individually but solely as Purchase Contract Agent (the "Purchase Contract Agent") and as attorney-in-fact of the Holders of Purchase Contracts (as defined in the Purchase Contract Agreement (as defined herein)), and Citigroup Global Markets Inc. and UBS Securities LLC, as the Remarketing Agents (the "Remarketing Agents").

                           WITNESSETH:

          WHEREAS, the Company issued $345,000,000 aggregate stated amount of its Upper DECS (the "Upper DECS") under the Purchase Contract Agreement, dated as of May 1, 2002, by and between the Purchase Contract Agent and the Company (the "Purchase Contract Agreement"); and

          WHEREAS, the Company issued concurrently in connection with the issuance of the Upper DECS $345,000,000 aggregate principal amount of 6.42% Senior Notes due 2007 (the "Notes") of the Company; and

          WHEREAS, the Notes forming a part of the Upper DECS have been pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of May 1, 2002, by and among the Company, J.P. Morgan Trust Company, National Association (successor in interest to Bank One Trust Company, N.A.), a national banking association, as collateral agent (the "Collateral Agent"), and the Purchase Contract Agent, to secure the obligations of Holders of Upper DECS under the related Purchase Contract on the Stock Purchase Date; and

          WHEREAS, the Remarketing Agents will attempt on February 14, 2005 (the "Remarketing Date") to remarket all of
(i) the Notes of Holders of Upper DECS, other than the Notes of Holders of Upper DECS who elect not to participate in the remarketing, and (ii) the Separate Notes of Holders who elect to participate in the remarketing (collectively, the "Remarketing"), pursuant respectively to the procedures set forth in
Section 5.4(b) of the Purchase Contract Agreement and
Section 4.5(d) of the Pledge Agreement (each of which Sections is incorporated herein by reference); and

          WHEREAS, in the event the remarketing on the Remarketing Date is unsuccessful, the Remarketing Agents will remarket the Notes to be included in the remarketing on each of the two Business Days immediately following the Remarketing Date, and, if necessary, will attempt to remarket such Notes on each of the three Business Days immediately preceding April 6, 2005 and, if necessary, will further attempt to remarket such Notes on each of the three Business Days immediately preceding the Stock Purchase Date; and

          WHEREAS, in the event of a successful remarketing on the Remarketing Date or any Subsequent Remarketing Date, as the case may be, the applicable interest rate on the Notes will be reset on such Remarketing Date or on any Subsequent Remarketing Date to the Reset Rate to be determined by the Remarketing Agents such that the then current aggregate market value of the Notes will equal at least 100.50% of the Remarketing Value (as described in the Purchase Contract Agreement) as of such Remarketing Date or Subsequent Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate permitted by applicable law; and

          WHEREAS, the Company has requested Citigroup Global
Markets Inc. and UBS Securities LLC to act as the Remarketing
Agents, and as such to perform the services described herein; and

          WHEREAS, each of Citigroup Global Markets Inc. and UBS
Securities LLC is willing to act as a Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

          NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

          Section 1.     Definitions.

          Certain terms used herein are defined in Section 22 hereof. Capitalized terms used and not defined in this Agreement, in the recitals hereto or in the paragraph preceding such recitals shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein defined, the Pledge Agreement.

          Section 2.     Appointment and Obligations of the
                         Remarketing Agents.

     (a) The Company hereby appoints each of Citigroup Global Markets Inc. and UBS Securities LLC and each of Citigroup Global Markets
Inc. and UBS Securities LLC, acting severally and not jointly, hereby accepts such appointment, (i) as exclusive Remarketing
Agents to determine, in consultation with the Company, in the manner provided for herein, in the Indenture (as in effect on the date of this Remarketing Agreement) with respect to the Notes, and in the Purchase Contract Agreement, the Reset Rate that, in the opinion of the Remarketing Agents, will be reasonable and consistent with market practice at the time of remarketing, and, when applied to the Notes (assuming, even if not true, that all of the Notes are included in the remarketing), enable the then current aggregate market value of the Notes to have a value equal to at least 100.50% of the Remarketing Value as of the Remarketing Date or as of any Subsequent Remarketing Date, as the case may be, provided that the Company, by notice to the Remarketing Agents prior to (A) the tenth Business Day preceding the Remarketing Date, with respect to any remarketing to occur on either the Remarketing Date or the two Business Days immediately following such Remarketing Date, (B) the thirteenth Business Day preceding April 6, 2005 with respect to any remarketing to occur on any of the three Business Days immediately preceding April 6, 2005, or (C) the thirteenth Business Day preceding the Stock
Purchase Date with respect to any remarketing to occur on any of the three Business Days immediately preceding such Stock Purchase Date, shall, if applicable, limit the Reset Rate so that it does not exceed the maximum rate permitted by applicable law, and
(ii) as the exclusive Remarketing Agents (subject to the right of such Remarketing Agents to appoint additional remarketing agents hereunder as described below) to remarket the Notes to be included in the remarketing on the Remarketing Date or any Subsequent Remarketing Date, as the case may be. The Company agrees that the Remarketing Agents shall have the right, on 15 Business Days notice to the Company, to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company.
Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such remarketing agent.

(b) Subject to the terms and conditions set forth herein, the Remarketing Agents shall use reasonable efforts to (i) remarket on the Remarketing Date the Notes that the Purchase Contract Agent or the Custodial Agent shall have notified the Remarketing Agents are to be remarketed at a Reset Rate such that the then current aggregate market value of the Notes is equal to at least 100.50% of the Remarketing Value, and (ii) in the event the Remarketing Agents cannot establish such a Reset Rate on the Remarketing Date, attempt to remarket such Notes on each of the two Business Days immediately following the Remarketing Date and, if necessary, on each of the three Business Days immediately preceding April 6, 2005, and, if necessary, on each of the three Business Days immediately preceding the Stock Purchase Date, in each case at a Reset Rate such that the then current aggregate market value of the Notes is equal to at least 100.50% of the Remarketing Value, and (iii) in the event of a Last Failed Remarketing, promptly return the Separate Notes, if any, included in such Last Failed Remarketing to the Collateral Agent to be held by the Collateral Agent in accordance with Section 4.5(b) of the Pledge Agreement (which Section is incorporated herein by reference). After deducting the fee specified in Section 3 below, the remaining proceeds of any such remarketing, together with the Agent-purchased Treasury Consideration, shall be delivered to the Purchase Contract Agent in accordance with
Section 4.5(a) of the Pledge Agreement (which Section is incorporated herein by reference) and Section 5.4(b) of the Purchase Contract Agreement. The right of each Holder of Upper DECS or Separate Notes to have Notes included in any remarketing shall be limited to the extent that (i) the Remarketing Agents conduct a remarketing on the Remarketing Date or on any Subsequent Remarketing Date, as the case may be, pursuant to the terms of this Agreement, (ii) the Notes included in a remarketing have not been called for redemption pursuant to the Purchase Contract Agreement, (iii) the Remarketing Agents are able to find a purchaser or purchasers for the Notes included in a remarketing at a Reset Rate such that the then current aggregate market value of the Notes is equal to at least 100.50% of the Remarketing Value, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agents as and when required.

(c) The Company and the Remarketing Agents agree that any successful Remarketing of the Notes will settle no later than 10:00AM, New York City time on the third Business Day following the Remarketing Date, or Subsequent Remarketing Date, as applicable, which time may be postponed by agreement between the Remarketing Agents and the Company (such date and time of settlement for the Notes being herein called, the "Closing Date").

(d) It is understood and agreed that the Remarketing Agents shall not have any obligation whatsoever to purchase any Notes, whether in a remarketing held on the Remarketing Date or on any Subsequent Remarketing Date or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Notes for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement. The Company shall not be obligated in any case to provide funds to make payment upon delivery of Notes for remarketing.

     Section 3.     Fees.

          In the event of a successful remarketing, the Remarketing Agents shall retain as a remarketing fee (the "Remarketing Fee") an amount not exceeding 25 basis points (0.25%) of the total proceeds received in connection with any such remarketing in accordance with Section 5.4(b)(ii) of the Purchase Contract Agreement.

     Section 4. Representations and Warranties. The Company represents and warrants to, and agrees with, each Remarketing Agent (i) on and as of the date hereof, (ii) on and as of the date any Remarketing Prospectus is first distributed in connection with the Remarketing and (iii) on and as of the Closing Date, that:

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-84120) on Form S-3, including the related Base Prospectus, for registration under the Securities Act of the Remarketing of the Notes. The Company may have filed one or more amendments thereto, including the related Base Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission the Remarketing Prospectus in accordance with Rules 430A and 424(b). The Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Remarketing Prospectus. As filed, the Remarketing Prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Remarketing Agents shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Remarketing Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did, and when the Remarketing Prospectus is first filed (if required) in accordance with Rule 424(b), and on the Closing Date, the Remarketing Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Remarketing Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Remarketing Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Remarketing Agents.

(c) Each of the Company and the subsidiaries listed on Schedule I attached hereto (each a "Significant Subsidiary" and, together, the "Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Remarketing Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or be in good standing could not be reasonably expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

(d) All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Remarketing Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(e) The Company's authorized equity capitalization is as set forth in the Remarketing Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Remarketing Prospectus; the Notes have been duly and validly authorized, and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforceability is considered at law or in equity), and entitled to the benefits of, the Indenture; and, except as set forth in the Remarketing Prospectus (exclusive of any supplement thereto), the Notes will be delivered free and clear of all liens, encumbrances, equities and claims on the Closing Date; and the Notes conform in all material respects to the description thereof contained in the Remarketing Prospectus.

(f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Remarketing Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(g) This Remarketing Agreement has been duly authorized, executed and delivered by the Company.

(h) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and conforms in all material respects to the description thereof in the Remarketing Prospectus.

(i) The Company is not and, after giving effect to the Remarketing of the Notes and the consummation of the transactions contemplated by the Remarketing Prospectus, will not be an

"investment company" as defined in the Investment Company Act of 1940, as amended.

(j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act, the Exchange Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the Remarketing of the Notes by the Remarketing Agents in the manner contemplated herein and in the Remarketing Prospectus.

(k) Neither the Remarketing of the Notes nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of the Significant Subsidiaries,
(ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Significant Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Significant Subsidiaries or any of its or their properties, except, with respect to clauses (ii) or (iii) above, for such conflicts, breaches, defaults, liens, charges, encumbrances or violations that could not be reasonably be expected to result in a Material Adverse Effect or to materially adversely affect the performance of this Agreement or the consummation of the transactions contemplated hereby.

(l) The consolidated historical financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Remarketing Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act (other than such changes to the form of presentation as may result from the letters received by the Company from the SEC, dated January 27, 2005 and February 10, 2005, and related discussions) and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Capitalization" in the Remarketing Prospectus fairly present, on the basis stated in the Remarketing Prospectus, the information included therein.

(m) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Remarketing Prospectus (exclusive of any supplement thereto).

(n) Each of the Company and each of the Significant Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(o) Neither the Company nor any Significant Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or
(iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii) above, for such violations or defaults that could not reasonably be expected to have a Material Adverse Effect.

(p) Ernst & Young, LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Remarketing Prospectus, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

(q) There are no material transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the Remarketing of the Notes.

(r) No labor problem or dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, except those that could not be reasonably expected to result in a Material Adverse Effect or to materially adversely affect the performance of this Remarketing Agreement or the consummation of the transactions contemplated hereby.

(s) No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Remarketing Prospectus.

(t) The Company and its consolidated subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Remarketing Prospectus (exclusive of any supplement thereto).

(u) The Company and each of its subsidiaries are in compliance in all material respects with all applicable laws and regulations administered by the Office of Thrift Supervision (the "OTS") and any other federal or state financial institution regulatory authority with jurisdiction over the Company or any of its subsidiaries (collectively with the OTS, "Bank Regulatory Authorities"), other than where such failures to comply would not have a Material Adverse Effect, except as described in the Prospectus or any filing under the Exchange Act incorporated by reference therein. Neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, credit policies, regulatory compliance, anti-money laundering efforts or management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except for the Consent Order entered into with the OTS as described in the Company's Form 8-K dated as of December 22, 2004 filed with the Commission and submissions made to the OTS thereunder.

(v) The Company has not taken, directly or indirectly, any action that has constituted or that was designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the Remarketing of the Notes.

(w) The Company and its Significant Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Remarketing Prospectus (exclusive of any supplement thereto).

(x) The Significant Subsidiaries are the only significant subsidiaries of the Company as defined by Rule 1-02(w) of Regulation S-X.

(y) Except as set forth in or contemplated in the Remarketing Prospectus (exclusive of any supplement thereto) or publicly announced, no "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) has (A) taken any action to, or to the Company's knowledge, threatened to decrease the rating of any debt securities of the Company or any of its subsidiaries or (B) given any notice of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     Any certificate signed by any officer of the Company and delivered to the Remarketing Agents or counsel for the Remarketing Agents in connection with the Remarketing of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Remarketing Agent.

     Section 5. Agreements. The Company agrees with the several Remarketing Agents that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the Remarketing of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Remarketing Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Remarketing Prospectus is otherwise required under Rule 424(b), the Company will cause the Remarketing Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Remarketing Agents of such timely filing. The Company will promptly advise the Remarketing Agents
(1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Remarketing Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the Remarketing of the Notes, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Remarketing Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for Remarketing in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Remarketing Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Remarketing Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Remarketing Agents of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Remarketing Prospectus to you in such quantities as you may reasonably request.

(c) As soon as practicable, the Company will make generally available to its security holders and to the Remarketing Agents an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Company will furnish to the Remarketing Agents and counsel for the Remarketing Agents, without charge, so long as delivery of a prospectus by a Remarketing Agent or a dealer may be required by the Act, as many copies of each Preliminary Remarketing Prospectus and the Remarketing Prospectus and any supplement thereto as the Remarketing Agents may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(e) The Company will arrange, if necessary, for the qualification of the Notes for the Remarketing under the laws of such jurisdictions as the Remarketing Agents may designate, will maintain such qualifications in effect so long as required for the Remarketing of the Notes and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Remarketing of the Notes, in any jurisdiction where it is not now so subject.

(f) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the Remarketing of the Notes.

(g) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Remarketing Prospectus, the Remarketing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Remarketing Prospectus, the Remarketing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the Remarketing of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp or transfer taxes in connection with the Remarketing of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the Remarketing of the Notes; (v) the registration of the Notes under the Exchange Act; (vi) any registration or qualification of the Notes for Remarketing under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Remarketing Agents relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Remarketing Agents relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Notes; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

     Section 6. Conditions to the Obligations of the Remarketing Agents. The obligations of the Remarketing Agents hereunder, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and Closing Date to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) The Notes to be included in the Remarketing have not been called for redemption.

(b) The Remarketing Agents are able to find a purchaser or purchasers for Notes included in the Remarketing at a price not less than 100.50% of the Remarketing Value.

(c) The Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary, the Company and the Trustee shall have performed their respective obligations in connection with any remarketing pursuant hereunder and pursuant to the Purchase Contract Agreement, the Pledge Agreement, the Indenture, and this Agreement (including, without limitation, the Purchase Contract Agent's and the Custodial Agent's giving the Remarketing Agent notice of the aggregate principal amount of the Notes to be remarketed, no later than 10:00 a.m., New York City time, on the third Business Day preceding the Remarketing Date and, in the case of the Collateral Agent and Custodial Agent, delivering the Notes to be remarketed to the Remarketing Agents by the times provided for in the Pledge Agreement).

(d) No Event of Default (as defined in the Indenture) shall have occurred and be continuing. If at any time during the term of this Agreement, any Event of Default or event that with the passage of time or the giving of notice or both would become an Event of Default has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agents under this Agreement shall be suspended until such default or event has been cured. The Company will promptly give the Remarketing Agents notice of all such defaults and events of which the Company is aware.

(e) If filing of the Remarketing Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Remarketing Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(f)  Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the
Company, shall have furnished to the Remarketing Agents their opinion or opinions, dated the Closing Date and addressed to the Remarketing Agents, to the effect that:

    (i) this Agreement has been duly authorized, executed and delivered by the Company;

   (ii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforcement is sought in equity or at law);

   (iii) no governmental approval that has not been obtained or taken and is not in full force and effect is required to be obtained in connection with the execution and delivery of each of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby;

   (iv) the Notes have been duly authorized by the Company, and, when delivered by the Company against payment therefore in accordance with this Agreement and the Indenture, and assuming due authentication by the Trustee in accordance with the Indenture of the global certificate representing the Notes, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforcement is sought in equity or at law);

   (v) the Company is not and, solely after giving effect to the Remarketing of the Notes and the consummation of the transactions contemplated by the Remarketing Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

   (vi) to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best knowledge of such counsel, no proceedings for that purpose have been instituted or are pending or threatened; the Registration Statement and the Remarketing Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Remarketing Prospectus as of its date and on the Closing
Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

(vii) the Company has the corporate power and the corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated thereby;

(viii) The statements in the Remarketing Prospectus set forth under the caption "Description of the Remarketed Notes" (other than "Book-Entry and Settlement") and the statements in the Base Prospectus under the caption "Description of Debt Securities" (other than "Registered Global Securities") insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects;

(ix) although the discussion set forth in the Remarketing Prospectus under the heading "Certain United States Federal Income Tax Consequences" does not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of the Notes acquired in the Remarketing, subject to the qualifications and assumptions set forth therein, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the ownership and disposition of the Notes acquired in the Remarketing based upon current United States federal income tax law; and

(x) the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated herein have not and will not violate or conflict with, or result in any contravention of, any applicable law.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Remarketing Agents and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Remarketing Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

     (g) J. Bradley Johnston, General Counsel for the Company, shall have furnished to the Remarketing Agents his opinion, dated the Closing Date and addressed to the Remarketing Agents, to the effect that:

     (i) each of the Company and each of the Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Remarketing Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction that requires such qualification, except where the failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect;

(ii) all the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Remarketing Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

(iii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement or the Remarketing Prospectus which is not adequately described as required, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Remarketing Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and

(iv) the Remarketing of the Notes, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, and the fulfillment of the terms or provisions hereof will not conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Significant Subsidiaries pursuant to, (i) the charter or by-laws of the Company or its Significant Subsidiaries or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Significant Subsidiaries or any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Significant Subsidiaries or any of its or their properties, except, in the case of clauses (ii) or (iii) above, for such conflicts, breaches, defaults, liens, charges, encumbrances or violations that could not reasonably be expected to result in a Material Adverse Effect.

          (h) The Remarketing Agents shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Remarketing Agents, such opinion or opinions, dated the Closing Date, and addressed to the Remarketing Agents, with respect to the Remarketing of the Notes, the Registration Statement, the Remarketing Prospectus (together with any supplement thereto) and other related matters as the Remarketing Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Company shall have furnished to the Remarketing Agents a certificate of the Company, signed by the Chairman of the Board or the Chief Administrative Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Remarketing Prospectus, any supplements to the Remarketing Prospectus and this Agreement and that:

     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Remarketing Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Remarketing Prospectus (exclusive of any supplement thereto).

          (j) Ernst & Young LLP shall have furnished to the Remarketing Agents, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing
Date, in form and substance satisfactory to the Remarketing
Agents, to the effect set forth in Annex I hereto.

(k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Remarketing Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (m) of this Section 6 or
(ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Remarketing Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) above, is, in the sole judgment of the Remarketing Agents, so material and adverse as to make it impractical or inadvisable to proceed with the Remarketing of the Notes as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Remarketing Prospectus (exclusive of any supplement thereto).

(l) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) Prior to the Closing Date, the Company shall have furnished to the Remarketing Agents such further information, certificates and documents as the Remarketing Agents may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Remarketing Agents and counsel for the Remarketing Agents, this Agreement and all obligations of the Remarketing Agents hereunder may be canceled at, or at any time prior to, the Closing Date, by the Remarketing Agents, notwithstanding the terms set forth in Section 6. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section
6 shall be delivered at the office of Cleary, Gottlieb, Steen &
Hamilton, counsel for the Remarketing Agents, at One Liberty
Plaza, New York, N.Y. 10006 on the Closing Date.

    Section 7.     Replacement and Resignation of Remarketing Agents.

  (a) The Company may in its absolute discretion replace Citigroup Global Markets Inc and UBS Securities LLC as Remarketing Agent by giving notice prior to 3:00 p.m., New York City time (i) on the eleventh Business Day immediately prior to the Remarketing Date in the case of a remarketing to occur on the Remarketing Date or any of the two Business Days immediately following the Remarketing Date, (ii) the fourteenth Business Day immediately prior to April 6, 2005 in the case of a remarketing to occur on a Subsequent Remarketing Date immediately following a Failed Remarketing on any of the two Business Days immediately following the Remarketing Date, or (iii) the fourteenth Business Day immediately prior to the Stock Purchase Date in the case of a remarketing to occur on any of the three Business Days immediately prior to the Stock Purchase Date. Any such replacements shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agents. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable.

(b) Citigroup Global Markets Inc or UBS Securities LLC may resign at any time and be discharged from its duties and obligations hereunder as a Remarketing Agent by giving notice prior to 3:00 p.m., New York City time (i) on the eleventh Business Day immediately prior to the Remarketing Date in the case of a remarketing to occur on the Remarketing Date or any of the two Business Days immediately following the Remarketing Date,
(ii) the fourteenth Business Day immediately prior to April 6, 2005 in the case of a remarketing to occur on a Subsequent Remarketing Date immediately following a Failed Remarketing on any of the two Business Days immediately following the Remarketing Date, or (iii) the fourteenth Business Day immediately prior to the Stock Purchase Date in the case of a remarketing to occur on any of the three Business Days immediately prior to the Stock Purchase Date. Any such resignations shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agents. Upon receiving notice from the Remarketing Agent that it wishes to resign hereunder, the Company shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

(c)  The Company shall give the Purchase Contract Agent and the
Trustee prompt written notice of any replacement of a Remarketing
Agent pursuant to this Section 7.

     Section 8. Reimbursement of Remarketing Agents' Expenses. If the remarketing of the Notes provided for herein is not consummated because any condition to the obligations of the Remarketing Agents set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Remarketing Agents, the Company will reimburse the Remarketing Agents on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed Remarketing.

Section 9.     Dealing in the Securities.

     Each of the Remarketing Agents, when acting hereunder or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Notes, Stripped DECS, Upper DECS or any other securities of the Company. With respect to any Notes, Stripped DECS, Upper DECS or any other securities of the Company owned by it, each of the Remarketing Agents may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. Each Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

     The Company or its affiliates may, to the extent permitted by law, purchase any Notes that are remarketed by any Remarketing Agent.

     Section 10.    Termination of Remarketing Agreement.

    (a) This Agreement shall terminate as to any Remarketing Agent that is replaced on the effective date of its replacement pursuant to Section 7(a) hereof or pursuant to Section 7(b) hereof. Notwithstanding the foregoing, the obligations set forth in Sections 3 and 8 hereof shall survive and remain in full force and effect until all amounts payable under said Section 3 shall have been paid in full; provided, however, that if any Remarketing Agent resigns pursuant to Section 7(b), then the obligations set forth in Sections 3 and 8 hereof shall not survive the termination of this Agreement and no fee shall be payable to such Remarketing Agent in such capacity. In addition, each former Remarketing Agent shall be entitled to the rights and benefits under Sections 11, 12 and 14(b) notwithstanding the replacement of such Remarketing Agent.

(b) This Agreement shall be subject to termination in the absolute discretion of the Remarketing Agents, by notice given to the Company prior to the Closing Date, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission, the New York Stock Exchange or the Pacific Exchange or trading in securities generally on the

New York Stock Exchange or the Pacific Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Remarketing Agents, impractical or inadvisable to proceed with the Remarketing of the Notes as contemplated by the Prospectus (exclusive of any supplement thereto).

    Section 11.    Remarketing Agents' Performance; Duty of Care.

          The duties and obligations of the Remarketing Agents shall be determined solely by the express provisions hereunder. No implied covenants or obligations of or against the Remarketing Agents shall be read into this Agreement. In the absence of a final judicial determination of willful misconduct, bad faith or gross negligence on the part of the a Remarketing Agent, such Remarketing Agent may conclusively rely upon any document furnished to it which purports to conform to the requirements hereunder as to the truth of the statements expressed therein. Each of the Remarketing Agents shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. The Remarketing Agents shall not have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Notes, and they shall rely solely upon timely written notice from the Company pursuant to
Section 2(a) hereof as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. Neither Remarketing Agent shall incur any liability under this Agreement to any beneficial owner or holder of Notes, or other securities, either in its individual capacities or as Remarketing Agent, as the case may be, for any action or failure to act in connection with the Remarketing or otherwise in connection with the transactions contemplated by this Agreement, except to the extent that such liability has, by final judicial determination, resulted from the willful misconduct, bad faith or gross negligence of such Remarketing Agent or by its failure to fulfill its express obligations hereunder. The provisions of this Section 11 shall survive any termination of this Agreement and shall also continue to apply to every Remarketing Agent notwithstanding its resignation or removal. The Remarketing Agents will act as the agents of the Holders, and not as the agents of the Company.

          Section 12.    Indemnification.

      (a) The Company agrees to indemnify and hold harmless each Remarketing Agent, the directors, officers, employees and agents of each Remarketing Agent and each person who controls any Remarketing Agent within the meaning of either the Act or the Exchange Act, against (1) any loss, liability or reasonable out-of-pocket expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, and (2) any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Notes as originally filed or in any amendment thereof, or in any Preliminary Remarketing Prospectus or the Remarketing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that clause (2) shall not apply and the Company will not be liable in any such case described in clause (2) to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Remarketing Agent specifically for inclusion therein.

(b) Each Remarketing Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the indemnity contained in Section 12(a)(2) from the Company to each Remarketing Agent, but only with reference to written information relating to such Remarketing Agent furnished to the Company by or on behalf of the Remarketing Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Remarketing Agent may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Notes and, under the heading "Remarketing," the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Remarketing Prospectus and the Remarketing Prospectus constitute the only information furnished in writing by or on behalf of the several Remarketing Agents for inclusion in any Preliminary Remarketing Prospectus or the Remarketing Prospectus.

(c)  Promptly after receipt by an indemnified party under this
Section 12 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 12, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,

(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)  In the event that the indemnity provided in paragraph (a) or
(b) of this Section 12 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Remarketing Agents severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Remarketing Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Remarketing Agents on the other from the Remarketing of the Notes; provided, however, that in no case shall any Remarketing Agent (except as may be provided in any agreement among Remarketing Agents relating to the Remarketing of the Notes) be responsible for any amount in excess of the aggregate fees received by such Remarketing Agent with respect to the Remarketing. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Remarketing Agents severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Remarketing Agents on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Remarketing Agents shall be deemed to be equal to the aggregate fees received by the Remarketing Agents with respect to the Remarketing. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Remarketing Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Remarketing Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 12, each person who controls a Remarketing Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Remarketing Agent shall have the same rights to contribution as such Remarketing Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     Section 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New
York without regard to principles of conflicts of laws.

     Section 14.    Term of Agreement.

   (a) Notwithstanding any termination pursuant to Section 7 or 10 hereof, the obligations set forth in Section 8 heoreof shall survive and remain in full force and effect until all amounts payable under Section 8 shall have been paid in full. In addition, each former Remarketing Agent shall be entitled to the rights and benefits under Sections 11, 12 and 14(b) notwithstanding the replacement of such Remarketing Agent.

(b) All representations and warranties included in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agents or any of their controlling persons, or by or on behalf of the Company or the Purchase Contract Agent, and shall survive the remarketing of the Notes.

          Section 15.    Successors and Assigns.

          The rights and obligations of the Company and the Purchase Contract Agent (both in its capacity as Purchase Contract Agent and as attorney-in-fact) hereunder may not be assigned or delegated to any other person (except pursuant to sections 7.9 and 7.10 of the Purchase Contract Agreement) without the prior written consent of the Remarketing Agents, which consent shall not be unreasonably withheld. The rights and obligations of the Remarketing Agents hereunder may not be assigned or delegated to any other person without the prior written consent of the Company, except that the Remarketing Agents shall have the right to appoint additional remarketing agents as provided herein. This Agreement shall inure to the benefit of and be binding upon the Company, the Purchase Contract Agent and the Remarketing Agents and their respective successors and assigns and the other indemnified parties (set forth in Section 12 hereof) and the successors, assigns, heirs and legal representatives of such indemnified parties. The terms "successors" and "assigns" shall not include any purchaser of Notes merely because of such purchase.

          Section 16.    Headings.

          Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

          Section 17.    Severability.

          If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement, as the case may be, invalid, inoperative or unenforceable to any extent whatsoever.

          Section 18.    Counterparts.

          This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

          Section 19.    Amendments.

          This Agreement may be amended by any instrument in writing signed by the parties hereto.

          Section 20.    Notices.

          Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to TEMPLE-INLAND INC., 1300 MoPac Expressway, Austin, Texas 78746, Attention: General Counsel (fax no. (512) 434 8051), if to the Remarketing Agents, to Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816 7912 and UBS Securities LLC,
Attention: Fixed Income Syndicate (fax no.: (203) 719 0495) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel and to the General Counsel, UBS Securities LLC, at 677 Washington Blvd., Stamford, CT, 06901, and if to the Purchase Contract Agent, to JPMorgan Chase Bank, N.A., 4 New York Plaza, New York, New York 10004, Attention: Institutional Trust Services, or to such other address as any of the above shall specify to the other in writing.

          Section 21.    Information.

          The Company agrees to furnish the Remarketing Agents with such information and documents as the Remarketing Agents may reasonably request in connection with the transactions contemplated by this Remarketing Agreement, and make reasonably available to the Remarketing Agents and any accountant, attorney or other advisor retained by the Remarketing Agents such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such person in connection with such investigation.

          Section 22. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Base Prospectus" shall mean the prospectus contained in the Registration Statement at the Effective Date.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange
     Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration
     Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Preliminary Remarketing Prospectus" shall mean any preliminary remarketing prospectus that omits Rule 430A Information and which describes the Securities and the offering thereof and is used prior to filing of the Remarketing Prospectus, together with the Prospectus Supplement and the Base Prospectus.

          "Prospectus Supplement" shall mean the prospectus supplement, dated April 25, 2002, relating to the Upper DECS that was filed pursuant to Rule 424(b) in connection to the issuance of the Upper DECS, together with the Base
     Prospectus.

          "Remarketing Prospectus" shall mean the remarketing prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Prospectus Supplement and the Base Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 3(a) hereof.

          "Trust Indenture Act" shall mean the Trust Indenture
     Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          IN WITNESS WHEREOF, each of the Company, the Purchase Contract Agent and the Remarketing Agents has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized signatories as of the date first above written.

                              TEMPLE-INLAND INC.


                              By
                                Name:
                                Title:


                              CITIGROUP GLOBAL MARKETS INC.


                              By:
                                Name:
                                Title:


                              UBS SECURITIES LLC


                              By:
                                Name:
                                Title:




CONFIRMED AND ACCEPTED:

JPMORGAN CHASE BANK, N.A.,
not individually but solely as Purchase Contract
Agent and as attorney-in-fact for the Holders of the Purchase Contracts

By:
  Name:
  Title:

                           SCHEDULE I

Subsidiaries of Temple-Inland Inc.

     TIN Inc.
     Temple-Inland Financial Services Inc.
     Guaranty Bank
     Guaranty Holdings Inc. I